As filed with the Securities and Exchange Commission on September 19, 2002.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               September 18, 2002


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


        Florida                       1-13666                   59-3305930
 (State or other jurisdiction   (Commission file number)      (IRS employer
     of incorporation)                                       identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5.        Other Events.
               ------------

               On September 18, 2002, the Company issued a news release entitled "Darden Restaurants Reports Strong Performance at Red Lobster and Olive Garden that led to 18% First Quarter EPS Growth," a copy of which is being filed herewith as Exhibit 99.

               At the Annual Meeting of Shareholders held on September 19, 2002, the shareholders of the Company took the following actions:

               1. Elected thirteen directors (Leonard L. Berry, Bradley D. Blum, Odie C. Donald, Julius Erving, II, David H. Hughes, Joe R. Lee, Senator Connie Mack, III, Richard E. Rivera, Michael D. Rose, Maria A. Sastre, Jack A. Smith, Blaine Sweatt, III, and Rita P. Wilson);

               2. Approved the Darden Restaurants, Inc. 2002 Stock Incentive Plan; and

               3. Approved the appointment of KPMG LLP as independent auditors for the fiscal year ending May 25, 2003.




Item 7.        Financial Statements and Exhibits.
               ---------------------------------

               (c) Exhibits.

                   Exhibit Number
                   (by reference to
                   Item 601 of
                   Regulation S-K)      Description

                          99 Press Release dated September 18, 2002, entitled "Darden Restaurants Reports Strong Performance at Red Lobster and Olive Garden that led to 18% First Quarter EPS Growth."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 19, 2002                 DARDEN RESTAURANTS, INC.



                                           By: /s/ William R. White, III
                                           -----------------------------------
                                           William R. White, III
                                           Vice President and Treasurer

                                INDEX TO EXHIBITS


Exhibit Number        Description of Exhibit


     99 Press Release dated September 18, 2002, entitled "Darden Restaurants Reports Strong Performance at Red Lobster and Olive Garden that led to 18% First Quarter EPS Growth."

                                                                      EXHIBIT 99
 [OBJECT OMITTED]

www.darden.com                                          NEWS/INFORMATION
                                                        Corporate Relations
                                                        P.O. Box 593330
                                                        Orlando, FL 32859

                                     Contacts:
                                     (Analysts)  Matthew Stroud (407) 245-5550
                                     (Media)     Rick Walsh     (407) 245-5366
FOR RELEASE
September 18, 2002
4:30 PM EDT

 DARDEN RESTAURANTS REPORTS STRONG PERFORMANCE AT RED LOBSTER AND OLIVE GARDEN
                    THAT LED TO 18% FIRST QUARTER EPS GROWTH

ORLANDO, FL., Sept. 18 - Darden Restaurants, Inc. today reported that strong restaurant sales growth led to record quarterly sales of $1.17 billion for the fiscal first quarter ended August 25, 2002. Earnings per diluted share also reached a new quarterly high of 40 cents, an 18% increase from prior year.

"We had a great start to the new fiscal year with our strong first quarter financial results," said Joe Lee, Darden's Chairman and Chief Executive Officer. "These results, like the long-term success we've enjoyed, speak to the power of the unique blend of strengths Darden has within casual dining. We have the best people in the industry. And, they have an unrelenting focus on improving the operating excellence in our restaurants, as well as a deep commitment to using great marketing and other brand management skills to strengthen our operating companies' positioning among casual dining guests. I believe this combination will help Darden achieve strong, consistent growth during times of economic strength, as well as during periods, like the first quarter when social and economic conditions are challenging."

Highlights for the quarter ended August 25, 2002, included the following:

o Earnings after tax in the first quarter were $71.9 million, or 40 cents per diluted share, on sales of $1.17 billion. Last year, earnings after tax were $62.2 million, or 34 cents per diluted share, on sales of $1.07 billion.

o Total sales of $1.17 billion for the quarter represent a 9.4% increase over prior year and same- restaurant sales continue to outperform the casual dining industry.

o    Red  Lobster  led  the  Company  with  an   impressive   6.6%  increase  in
     same-restaurant sales, its 19th consecutive quarter of same-restaurant sales growth.

o Olive Garden reported its 32nd consecutive quarter of same-restaurant sales growth with a strong 4.8% increase.

                                     -MORE-

o Bahama Breeze opened one new restaurant during the quarter, bringing its total number of restaurants to 30.

o Smokey Bones BBQ Sports Bar opened two new restaurants during the quarter bringing the total number of restaurants to 21.

o The Company continued its share repurchase program, buying back 2.0 million shares of its common stock in the quarter and the Board of Directors approved an additional share repurchase authorization totaling 18.5 million shares.


Operating Highlights

RED LOBSTER'S first quarter sales of $618.4 million were 7.9% above prior year, with most of the growth produced by the 6.6% increase in same-restaurant sales, extending Red Lobster's string of comparable sales gains to 19 consecutive quarters. Red Lobster's record first quarter operating profit represents a double-digit increase compared to last year primarily as a result of the increased sales and lower food costs and selling, general and administrative expenses as a percent of sales.

"It was another terrific quarter at Red Lobster," said Edna Morris, President of Red Lobster. "This quarter's strong sales growth reflects our crew's focus on operating excellence, which was leveraged by effective advertising that featured appealing entrees that only Red Lobster can deliver. We are committed to offering our guests a fresh approach to casual dining, featuring great seafood, good times and hospitality. This should help ensure that Red Lobster remains America's leader among casual dining seafood restaurants."

OLIVE GARDEN'S first quarter sales of $498.7 million were an 8.4% increase from the prior year due to strong same-restaurant sales growth and 16 more restaurants in operation than prior year. Olive Garden achieved its 32nd consecutive quarter of comparable-restaurant sales growth with its same-restaurant sales increase of 4.8%. The increased sales, combined with lower food and restaurant labor costs as a percent of sales, resulted in record quarterly profit that also represents a strong double-digit operating profit increase over last year.

"This has been a great quarter for Olive Garden," said Drew Madsen, President of Olive Garden. "Our teams continue to delight guests with a genuine Italian dining experience featuring fresh, simple and delicious Italian food, accompanied by a great glass of wine, in a home-like setting where everyone is treated like family. We also benefited from a great new menu and highly effective advertising. Our compelling brand positioning and commitment to excellence in everything we do are the reasons Olive Garden is America's favorite casual dining Italian restaurant."

BAHAMA BREEZE opened one new restaurant in Phoenix, AZ. Average sales per restaurant remain high, annualizing at over $5 million over the last 12 months. At least five more openings are scheduled for this fiscal year.


                                     -MORE-

SMOKEY BONES BBQ SPORTS BAR opened two restaurants during the quarter, one in Montgomery, AL and another in Evansville, IN. Since the end of the quarter, another new restaurant has opened in Erie, PA and an additional five to seven are expected to open during the second quarter. Twenty to twenty-five restaurants are expected to open in fiscal year 2003, which will more than double the total number of Smokey Bones open at the end of fiscal 2002.


Other Actions

Darden continued its buyback of common stock, purchasing 2.0 million shares in the first quarter. Cumulatively, since the initial authorization of its repurchase program in December 1995, the Company has repurchased 89.8 million shares.

The Board of Directors today approved an additional share repurchase authorization totaling 18.5 million shares, bringing the total authorization to
115.4 million shares. Combined with unused capacity from prior authorizations, Darden's available share repurchase authorization now totals 25.6 million, which is approximately 15% of the shares the Company had outstanding at the end of the first quarter.

The Board of Directors also today declared a regular semi-annual cash dividend of 4 cents per share on the Company's outstanding common stock. The dividend is payable on November 1, 2002 to shareholders of record at the close of business on October 10, 2002. Based on this 4 cent semi-annual dividend declaration, the Company's indicated annual dividend is 8 cents per share. This represents a 50% increase in the Company's cash dividend.


August 2002 Same-Restaurant Sales Results

Darden reported same-restaurant sales for the four-week August fiscal month ended August 25, 2002. This period is the last month of the Company's fiscal 2003 first quarter.

Same-restaurant sales at Red Lobster were up 4% to 5% for the month driven by a 2% to 3% increase in pricing, a 1% increase in check average due to menu mix changes and a 1% increase in guest traffic. During fiscal August, Red Lobster promoted its "Summer Festival of Crab," which featured "Bottomless Buckets of Crab" (a $19.99 item in restaurant) for one week, followed by three weeks of "Pound of Crab at $10.99." In fiscal August of last year the "Summer Festival of Crab" promotion ran for the entire month and Red Lobster had a 2% to 3% same-restaurant sales increase.




                                     -MORE-

Same-restaurant sales at Olive Garden were up 3% to 4% for the month. This reflected a 2% to 3% increase in pricing, a 1% to 2% gain from menu mix changes and a 0% to 1% decline in guest counts. This fiscal August, Olive Garden had three weeks of advertising featuring "Lobster Spaghetti" (a $17.95 item in restaurant) compared to four weeks of advertising last year in fiscal August, featuring "Chicken Con Broccoli" (a $10.50 item in restaurant). In fiscal August of last year, Olive Garden had a 7% to 8% same-restaurant sales increase.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar restaurants with annual sales of $4.4 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.



                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

        08/26/01                                                        08/25/02
        --------                                                        --------
             628               Red Lobster USA                               638
              32               Red Lobster Canada                             31
              --                                                              --
             660               Total Red Lobster                             669

             475               Olive Garden USA                              490
               5               Olive Garden Canada                             6
               -                                                               -
             480               Total Olive Garden                            496

              23               Bahama Breeze                                  30

              10               Smokey Bones BBQ                               21
        --------                                                         -------
           1,173               Total Restaurants                           1,216


                                     -END-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In Thousands, Except per Share Data)
                                   (Unaudited)

                                                                    13 Weeks Ended
                                                                08/25/2002    08/26/2001
                                                                ----------    ----------
Sales                                                           $1,174,565    $1,073,410
Costs and Expenses:
  Cost of sales:
     Food and beverage                                             365,236       343,592
     Restaurant labor                                              369,362       333,446
     Restaurant expenses                                           168,577       151,250
       Total Cost of Sales                                         903,175       828,288
  Selling, general and administrative                              106,991       101,761
  Depreciation and amortization                                     45,141        39,510
  Interest, net                                                     10,253         8,274
           Total Costs and Expenses                              1,065,560       977,833
Earnings before Income Taxes                                       109,005        95,577
Income Taxes                                                       -37,119       -33,421
Net Earnings                                                       $71,886       $62,156

Net Earnings per Share:
  Basic                                                              $0.42         $0.35
  Diluted                                                            $0.40         $0.34

Average Number of Common Shares Outstanding:
  Basic                                                            171,600       176,100
  Diluted                                                          180,000       183,800


                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                                                         08/25/2002            05/26/2002
                                                                         ----------            ----------
ASSETS
Current Assets:
   Cash and cash equivalents                                               $137,076              $152,875
   Short-term investments                                                     9,994                 9,904
   Receivables                                                               27,353                29,089
   Inventories                                                              180,590               172,413
   Net assets held for disposal                                              10,688                10,047
   Prepaid expenses and other current assets                                 16,574                23,076
   Deferred income taxes                                                     53,918                52,127
       Total Current Assets                                                $436,193              $449,531
Land, Buildings and Equipment                                             1,984,980             1,920,768
Other Assets                                                                164,593               159,437
       Total Assets                                                      $2,585,766            $2,529,736

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                        $181,181              $160,064
   Accrued payroll                                                           73,864                87,936
   Accrued income taxes                                                      85,195                68,504
   Other accrued taxes                                                       33,950                30,474
   Other current liabilities                                                242,553               254,036
       Total Current Liabilities                                           $616,743              $601,014
Long-term Debt                                                              661,103               662,506
Deferred Income Taxes                                                       121,335               117,709
Other Liabilities                                                            19,214                19,630
       Total Liabilities                                                 $1,418,395            $1,400,859

Stockholders' Equity:
   Common stock and surplus                                              $1,488,987            $1,474,054
   Retained earnings                                                        832,570               760,684
   Treasury stock                                                        -1,089,928            -1,044,915
   Accumulated other comprehensive income                                   -13,477               -12,841
   Unearned compensation                                                    -49,052               -46,108
   Officer notes receivable                                                  -1,729                -1,997
       Total Stockholders' Equity                                        $1,167,371            $1,128,877
       Total Liabilities and Stockholders' Equity                        $2,585,766            $2,529,736


                            DARDEN RESTAURANTS, INC.
                   FIRST QUARTER FY 2003 FINANCIAL HIGHLIGHTS
                      (In Millions, Except per Share Data)
                                   (Unaudited)


                                                                   13 Weeks Ended
                                                                08/25/2002    08/26/2001
                                                                ----------    ----------

Sales                                                             $1,174.6      $1,073.4

Net Earnings                                                         $71.9         $62.2

Net Earnings per Share:
  Basic                                                              $0.42         $0.35
  Diluted                                                            $0.40         $0.34

Average Number of Common Shares Outstanding:
   Basic                                                             171.6         176.1
   Diluted                                                           180.0         183.8
